UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013

MINES MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Idaho	001-32074	91-0538859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

905 W. Riverside Avenue, Suite 311 Spokane, Washington	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  509-838-6050

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.          Submission of Matters to a Vote of Security Holders.

On June 13, 2013, Mines Management, Inc. (the “Company”) held an annual meeting of shareholders (the “Annual Meeting”) for consideration of the following proposals:

•                  Proposal 1 — The Director Election Proposal:  to elect two Class II directors, Jerry G. Pogue and Robert L. Russell, whose respective terms were scheduled to expire at the Annual Meeting, each for a term expiring at the 2016 annual meeting of shareholders; and

•                  Proposal 2 — The Auditor Appointment Proposal:  to ratify the appointment of the Company’s independent registered public accounting firm, Tanner LLC, for the fiscal year ending December 31, 2013.

Each of the foregoing proposals is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 30, 2013.

As of the record date, April 25, 2013, there were 28,999,752 of the Company’s common shares outstanding.  At the Annual Meeting, there were present in person or by proxy 16,797,496 of the Company’s common shares, representing approximately 57.9% of the Company’s total outstanding common shares.  The results for each proposal submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal		Votes For	Votes Against or Withheld	Abstention	Broker Non-Vote
1.	Proposal 1 — The Director Election Proposal
	Jerry G. Pogue	4,964,700	1,108,793	N/A	10,724,003
	Robert L. Russell	4,905,661	1,167,832	N/A	10,724,003

2.	Proposal 2 — The Auditor Appointment Proposal	16,374,135	60,550	362,811	N/A

Based on the above voting results, the director nominees, Jerry G. Pogue and Robert L. Russell, were elected and Tanner, LLC was ratified as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2013

MINES MANAGEMENT, INC.

	By:	/s/ Glenn M. Dobbs
Glenn M. Dobbs
Chief Executive Officer